Exhibit 10.7

2002 STOCK INCENTIVE PLAN OF THE FINISH LINE, INC.

(AS AMENDED AND RESTATED JULY 21, 2005)

INCENTIVE STOCK AWARD LETTER

Name of Grantee:

                        , 20

I am pleased to inform you that the Compensation and Stock Option Committee of the Board of Directors of The Finish Line, Inc. (the “Committee”) has approved a grant to you of an award of Incentive Stock of The Finish Line, Inc. (the “Company”) as described below and as described in the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) (the “2002 Plan”) and the Award Agreement between you and the Company dated as of                     (the “Award Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the 2002 Plan or the Award Agreement. This is an Award Letter referred to in the Award Agreement.

1. Amount of Incentive Stock. The Company hereby grants you an award of Incentive Stock representing the conditional receipt of                     shares of Class A Common Shares (the “Incentive Stock”) subject to the terms and conditions of this Award Letter, the 2002 Plan and the Award Agreement.

2. Grant Date. The Grant Date is                     (the “Grant Date”).

3. Restrictions. The grant of the Incentive Stock award is subject to the following terms and conditions:

(a) You will not own the Incentive Stock free and clear of the restrictions imposed by this Award Letter until your Incentive Stock is “Vested,” which occurs on the Vesting Date. [The Vesting Date is [INSERT DATE]. [The Vesting Date is the date on which the Committee, in its sole discretion, determines that [INSERT PERFORMANCE GOALS]].

(b) The effect Termination of Employment has on the Incentive Stock is described in the Award Agreement.

(c) During the period the Incentive Stock is not Vested, you shall be entitled to receive dividends and/or other distributions declared on such Incentive Stock and you shall be entitled to vote such Incentive Stock but you shall not be deemed for any other purpose to be a holder of the shares of Incentive Stock and no Incentive Stock or any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner other than by the laws of descent and distribution.

4. Stock Certificates. The stock certificate(s) evidencing the Incentive Stock shall be registered on the Company’s books in your name as of the Grant Date. The Company may issue stock certificates or otherwise evidence your interest by using a book entry account. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the shares of Incentive Stock are Vested in accordance with paragraph 3. The

Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Award Letter, the 2002 Plan and the Award Agreement. You shall deliver to the Company such number of stock powers, endorsed in blank, as the Company shall require with respect to the Incentive Stock to be held by the Company during each restriction period. As soon as practicable after Vesting, the Secretary of the Company shall cause ownership of the appropriate number of Class A Common Shares to be transferred to you by having a certificate or certificates for those Class A Common Shares registered in your name.

5. The 2002 Plan and the Award Agreement. The Incentive Stock award described in this Award Letter is not effective until you have executed and delivered the Award Agreement to the Company. The Incentive Stock award and this Award Letter are subject to all the terms, provisions and conditions of the 2002 Plan and the Award Agreement, both of which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. A copy of the 2002 Plan prospectus has been furnished to you and can be found on the Company’s intranet “SPIKE”. A paper copy of the 2002 Plan, the 2002 Plan prospectus and the Award Agreement will be provided upon your written request to the Company at 3308 North Mitthoeffer Road, Indianapolis, Indiana 46235 Attention: Secretary (or such other addresses as the Company may hereinafter designate in writing).

Very truly yours,

Gary D. Cohen, Executive Vice President - General Counsel